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                                                                     EXHIBIT 4.2

                                     BYLAWS

                                       OF

                            FELCOR SUITE HOTELS, INC.

                                      *****

                                   ARTICLE I
                                    OFFICES

      Section 1.1. Resident Agent. The initial address of the resident agent shall be 11 East Chase Street, Baltimore, Maryland 21202, and the name of the initial registered agent of the corporation at such address shall be CSC-Lawyers Incorporating Service Company.

      Section 1.2. Offices. The corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      Section 2.1. Annual Meetings. Annual meetings of stockholders shall be held in the month of or at such other date and time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, at any place within the United States for the purpose of electing a Board of Directors, and transacting such other business as properly may be brought before the meeting.

      Section 2.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Charter, may be called at any time by the Chairman, the Chief Executive Officer or the President and shall be called by the Secretary at the request in writing of a majority of the Board of Directors, a majority of the "Independent Directors" (as defined in Section E of Article VI of the Charter), or at the request in writing of stockholders owning not less than 10% of the shares of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 2.3. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice

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of any meeting shall be given not less than ten (10) nor more than sixty (60)
days before the date of the meeting, to each stockholder entitled to vote at such meeting.

      Section 2.4. Quorum; Vote Required for Action. A majority of all votes cast at a meeting of stockholders duly called at which a quorum is present shall be sufficient to elect a director. There shall be no cumulative voting. Each share of stock shall be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Except as otherwise provided by law or by the Charter or these Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by a vote of the holders of a majority of the shares so represented in person or by proxy at the meeting and entitled to vote thereat. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Each shareholder of record shall have the right, at every meeting of shareholders, to one vote for each share held, except shares which are the subject of a redemption notice as provided in the Charter.

      Section 2.5. Adjournments. Notwithstanding any other provisions of these Bylaws, the holders of a majority of the shares of stock of the corporation entitled to vote at any meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

      Section 2.6. Voting Rights; Proxies. Unless otherwise provided by law or by the Charter, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be valid no more than eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

      Section 2.7. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by each stockholder entitled to vote on the matter.

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Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the corporation, such written consent or consents are delivered to the corporation by delivery to its registered office in Maryland, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the resident agent of the corporation shall be made by hand or by certified or registered mail, return receipt requested.

      Section 2.8. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 2.9. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice is mailed or the thirtieth (30th) day before the meeting, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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      Section 2.10. Inspectors. The Board of Directors may, and the Board of
Directors shall if required by statute, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the validity of ballots and proxies and the existence of a quorum, and shall receive votes, ballots or consents, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, count all votes, ballots or consents, determine the results, certify their determination of the number of shares of capital stock represented at the meeting and their count of all votes and ballots and do such acts as are required by statute or are proper to conduct the election or vote with fairness to all stockholders. The inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      Section 3.1. Number; Election. Subject to the provisions set forth in the Charter, the number of directors shall be fixed in such manner as may be determined by the vote of a majority of the directors then in office. The directors of the corporation shall be classified as set forth in the Charter and the directors of each such class shall be elected at the annual meeting of stockholders held for the same year in which the term of such class expires as set forth in the Charter. A majority of the directors may elect from its members a chairman. The chairman, if any, shall hold this office until his successor shall have been elected and qualified.

      Section 3.2. Independent Directors. Notwithstanding anything to the contrary herein, the majority of the Board of Directors shall be comprised of "Independent Directors" as set forth in Section E of Article VI of the Charter.

      Section 3.3. Vacancies. Any vacancy on the Board of Directors shall be filled in accordance with Section D of Article VI of the Charter.

      Section 3.4. Powers. The Board of Directors shall be vested with the powers set forth in Article X of the Charter.

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      Section 3.5. Resignations. Any director may resign at any time by written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Maryland, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time and place of holding regular meetings of the Board of Directors may be changed by the Chairman, the Chief Executive Officer or the President by giving written notice thereof as provided in Article III, Section 3.8 hereof.

      Section 3.7. Special Meetings. Special meetings of the Board of Directors may be held whenever called by (i) the Chairman, the Chief Executive Officer or the President; (ii) the Chairman, the Chief Executive Officer, the President or the Secretary on the written request of a majority of the Board of Directors or a majority of the Independent Directors then in office; or (iii) resolution adopted by the Board of Directors. Special meetings may be held within or without the State of Maryland as may be stated in the notice of the meeting.

      Section 3.8. Notice of Meetings. Written notice of the time, place and general nature of the business to be transacted at all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, must be given by written notice delivered personally, telegraphed or mailed to each director at his business or resident address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

      Section 3.9. Quorum; Vote Required for Action. (a) At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and, except as otherwise provided by law or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; but a lesser number may adjourn the meeting from day to day, without notice other than announcement at the meeting, until a quorum shall be present.

      (b) Notwithstanding anything in these Bylaws to the contrary, (i) any action pertaining to a sale or other disposition of an "Initial Hotel," as defined in the registration statement (the

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"Registration Statement") on Form S-11 (File No. 33-79214) of FelCor Suite
Hotels, Inc., previously a Delaware corporation prior to its merger with and into the corporation ("FSHI Delaware"), as declared effective by the Securities and Exchange Commission (the "SEC") in connection with FSHI Delaware's initial public offering of common stock (the "Initial Public Offering") and (ii) any other action pertaining to any transaction involving the corporation, including the purchase, sale, lease, or mortgage of any real estate asset or any other transaction, in which an advisor, director or officer of the corporation, or any affiliate of any of the foregoing persons, has any direct or indirect interest other than solely as a result of their status as a director, officer, or shareholder of the corporation, must be approved by a majority of the directors, including a majority of the Independent Directors, even if the Independent Directors constitute less than a quorum.

      Section 3.10. Action by Unanimous Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or the committee of the Board of Directors, as the case may be, consent thereto in writing, which may be in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee thereof. Such writing(s) shall be manually executed if practicable, but if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

      Section 3.11. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

      Section 3.12. Compensation. Independent Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance at each regular or special meeting or any committee thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 3.13. Removal. Subject to the provisions set forth in the Charter, any director or the entire Board of Directors may be removed for cause only by the holders of a majority of the shares entitled to vote at an election of directors. The notice calling such meeting shall state the intention to act upon such matter, and the vacancy or vacancies, if any, caused by such removal shall be filled at such meeting by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

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      Section 3.14. Policies and Resolutions. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the corporation's assets, the investment policies and the borrowing policies of the corporation and the limitations thereon or amendment thereof are at all times:

            (a) consistent with such policies, limitations and restrictions as are contained in these Bylaws, the Charter, and as described in the Registration Statement or in the ongoing periodic reports of the corporation and the previously filed periodic reports of FSHI Delaware filed with the SEC following the Initial Public Offering, subject to revision from time to time at the discretion of the Board of Directors without shareholder approval unless otherwise required by law; and

            (b) in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.

      Section 3.15. Committees. The Board of Directors may appoint from among its members an executive committee and other committees comprised of two or more directors. A majority of the members of any committee so appointed, other than the executive committee, shall be Independent Directors and the executive committee, if appointed, may be composed of any two or more directors. The Board of Directors shall appoint an audit committee comprised of not less than two members, a majority of whom are Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect directors, declare dividends or distributions on stock, recommend to the shareholders any action which requires shareholder approval, amend or repeal these Bylaws, approve any merger or share exchange which does not require shareholder approval, or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board of Directors, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock, subject to classification or reclassification, and the terms on which any stock may be issued.

      Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

      One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members;

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provided, however, that in the event of the absence or disqualification of an
Independent Director, such appointee shall be an Independent Director.

      Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

      Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

                                   ARTICLE IV
                                    NOTICES

      Section 4.1. Notices. Except as otherwise provided herein, or in the Charter, whenever, under the provisions of the Charter or these Bylaws, notice is required to be given to any person, such notice must be in writing and may be given in person, in writing or by mail, telegram, telecopy or other similar means of visual communication, addressed to such person, at his address as it appears on the records of the corporation, with postage or other transmittal charges thereon prepaid. Such notice shall be deemed to be given (i) if by mail, one day following the day when the same shall be deposited in the United States mail, and (ii) otherwise, when such notice is transmitted.

      Section 4.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

      Section 5.1. Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The officers of the corporation shall be elected or appointed by the Board of Directors and may include, at the discretion of the Board of Directors, a Chairman, a President, a Chief Executive Officer, a Chief Operating Officer, one or more vice Presidents, a Secretary, one or more assistant secretaries, a Treasurer, one or more assistant treasurers, and other officers as may be determined by the Board of Directors. Any number of offices may be held by the same person, provided that no person may serve concurrently as both president and vice-president. The officers of the corporation shall hold office until their successors are chosen and qualified, except that any officer may resign at any time by written notice to the corporation and the

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Board of Directors may remove any officer at any time at its discretion with or without cause. Any vacancies occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors, by resolution adopted by all of its members, at any regular or special meeting.

      Section 5.2. Powers and Duties. The officers of the corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as shall be determined from time to time by the Board of Directors. The Chairman, if one is elected, and otherwise the President (or Chief Executive Officer), shall preside at all meetings of the Board of Directors. The President (or Chief Executive Officer) shall preside at all meetings of the stockholders.

                                   ARTICLE VI
                                      STOCK

      Section 6.1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, (i) the Chairman, the Chief Executive Officer, the President or a Vice President, and (ii) the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 2-211 of the Maryland General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      Section 6.2. Certificates. A stock certificate may not be issued until the stock represented by it is fully paid.

      Section 6.3. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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      Section 6.4. Lost, Stolen or Destroyed Stock Certificates; Issuance of New
Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 6.5. Transfer Agents and Registrars. At such time as the corporation lists its securities on a national securities exchange or qualifies for trading in the over-the-counter market, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

      Section 6.6. Transfer of Stock. No transfers of shares of stock of the corporation shall be made if (i) void ab initio pursuant to any provision of the corporation's Charter or (ii) the Board of Directors, pursuant to any provision of the corporation's Charter, shall have refused to permit the transfer of such shares. Permitted transfers of shares of stock of the corporation shall be made on the stock records of the corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the corporation's Charter or by action of the Board of Directors thereunder, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto cancel the old certificate and record the transaction upon its books.

                                   ARTICLE VII
                               GENERAL PROVISIONS

      Section 7.1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Charter, if any, may be declared by resolution adopted by the Board of Directors at any regular or special meeting, pursuant to law; provided, however, as permitted

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by law, it shall be the duty of the Board of Directors to declare such dividends as may be necessary to cause the corporation to satisfy the requirements for qualification as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended from time to time ("Code"). Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Charter.

      Before payment of any dividend, subject to the provisions of the Charter and continued qualification as a REIT under the Code, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 7.2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

      Section 7.3. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted from time to time in the manner prescribed in the Charter.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      Section 8.1. Indemnification. The corporation shall indemnify, and advance litigation expenses (including attorneys' fees) to, any person entitled to indemnity under the Maryland General Corporation Law as the same exists or may hereafter be amended ("MGCL") to the fullest extent permitted by the MGCL; provided, however, that the corporation shall not be permitted to indemnify, or advance expenses to, any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the directors of the corporation.

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